Exhibit 10.1

FLAGSTAR BANCORP, INC. 2006 EQUITY INCENTIVE PLAN
STOCK AWARD AGREEMENT
     THIS STOCK AWARD AGREEMENT (this “Agreement”) is effective ___, 2009 by and between Flagstar Bancorp, Inc., a Michigan corporation (the “Company”) and ___(the “Grantee”).
     WHEREAS, the Company sponsors and maintains the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan (the “Plan”);
     WHEREAS, the Company and the Grantee entered into an Employment Agreement on ___, 2009 (the “Employment Agreement”) which contemplates a portion of the Grantee’s salary be paid as stock awards granted hereunder;
     WHEREAS, the Grantee, as an Eligible Person, has been selected by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) to receive grants of Stock under the Plan;
     WHEREAS, the Compensation Committee noted that the Employment Agreement and this Agreement comply with the requirements of Internal Revenue Code Section 409A (“409A”), the Internal Revenue Service and Department of the Treasury regulations, and any requirements applicable to the Company under the TARP Capital Purchase Program (the “TARP Regulations”), do not encourage the Grantee to take unnecessary or excessive risks that could threaten the value of the Company, were structured using reasonable efforts to limit any unnecessary risks that such arrangements pose to the Company, and do not have any features that would encourage the manipulation of the reported earnings of the Company to enhance Grantee’s compensation, and further approved the Employment Agreement and this Agreement as presented;
     WHEREAS, Section 6.1 of the Plan requires grants awarded thereunder to be evidenced by a written agreement;
     NOW, THEREFORE, the Company and the Grantee hereby agree as follows:
     Section 1. General. This Agreement and the Stock granted hereunder are subject in all respects to the terms and conditions of the Plan and the Employment Agreement. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan or, if such terms do not appear in the Plan, the same meanings given to such terms in the Employment Agreement.
     Section 2. Grant of Stock Awards. The Company will award to the Grantee, on each of the Grant Dates during the Stub Period as defined in the Employment Agreement, Stock equating to the pro rata portion of unrestricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) having a Fair Market Value as defined in the Employment Agreement (the “FMV”), of $  per month, pro-rated for any partial month. The Company will award to the Grantee, on each of the Grant Dates during the Initial Term as defined in the Employment Agreement, Stock equating to the pro rata portion of the Common Stock having a FMV of $  per year. Following the Initial Term, this Agreement shall be reviewed for possible increases (but not decreases) at the discretion of the Board as ratified by the Compensation Committee on an annual basis. The Grant Date for purposes of this Agreement shall be the date on which salary is customarily paid in accordance with the Company’s payroll policy for its other executives.
     Section 3. Term of Stock Awards. Pursuant to the Employment Agreement, the grants hereunder shall continue to be granted on each Grant Date during the term of the Grantee’s employment. Upon the Grantee’s Termination of Service for any reason, the Grantee shall receive the pro-rated value of any ungranted grants for the pay period ending on or before the date of termination of employment.
     Section 4. Withholding Taxes. By executing this Agreement, the Grantee authorizes the Company to withhold, or Grantee agrees to pay to the Company, the full amount of all Federal, state and local taxes (including, but not limited to income, employment, FICA and/or Medicare taxes) applicable to any taxable income resulting from the granting of stock pursuant to this Agreement and as permitted by Section 12.8 of the Plan.
     Section 5. Issuance of Shares. On each Grant Date, the Company will issue the number of shares of Common Stock awarded on that Grant Date under this Agreement. The Grantee or any successor of the Grantee has no right or any privilege of a shareholder of the Company in respect of any shares issued on the Grant Date unless and until such shares have been recorded on the Company’s official shareholder records as having been issued and transferred.
     Section 6. Miscellaneous Provisions.
     (a) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause, in accordance with the Employment Agreement.
     (b) Plan and Employment Agreement. The provisions of the Plan and the Employment Agreement are incorporated by reference into these terms and conditions. To the extent any provision of this Agreement conflicts with the Plan, the terms of the Plan shall govern, except where indicated in this Agreement that the terms of the Employment Agreement shall govern. Grantee acknowledges receipt of a copy of the Plan and the Employment Agreement and represents that he has reviewed the Plan and the Employment Agreement and is familiar with the terms and provisions thereof. Grantee hereby accepts this Agreement and the terms of the Plan and the Employment Agreement.

     (c) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address most recently provided by the Grantee to the Company.
     (d) Entire Agreement; Amendments. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Compensation Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Compensation Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.
     (e) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.
     (f) Successors. This Agreement is personal to the Grantee and, except as otherwise provided above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable by the Company except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.
     (g) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.
     (h) Headings. The headings and captions in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.
     (i) Compliance with Law. Notwithstanding anything to the contrary that may be contained in the Employment Agreement or this Agreement, no grant will be made to

     Employee or other action taken pursuant to the Employment Agreement or this Agreement, in violation of any law, including 409A and the TARP Regulations.
     This Agreement is executed by the Company and the Grantee as of the date and year first written above.

FLAGSTAR BANCORP, INC.

By:

GRANTEE

Signature of Recipient

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Date

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